Exhibit 99.1

MRU Holdings Reports FY 2008 First Quarter Results

Student Loan Originations Increased 174% to Approximately $130 Million for Fiscal 2008 First Quarter vs. Core Operating Expense Increase of 15%, Indicating Underlying Economies of Scale in MRU Business Model

NEW YORK, NY November 14, 2007 (PRNewswire) -- MRU Holdings, Inc. (NASDAQ: UNCL), a specialty finance company that provides federal and private student loans through its consumer brand MyRichUncle™ and its relationships with private label partners, today announced results for its fiscal 2008 first quarter ended September 30, 2007.

In the fiscal 2008 first quarter, MRU Holdings achieved a new record by originating approximately $130 million in private and federal student loans compared to $47.4 million during the comparable period last year, an increase of 174%. Since launching its student loan program two years ago in the summer of 2005, the Company has originated over $350 million in private and federal student loans.

 “This has been a great quarter for MRU.  We generated record first quarter revenue while we continue to prudently manage spending and improve efficiencies.  We are pleased that our loan origination growth and loan-related revenue growth outpace increases in costs as the business continues to scale,” said Vishal Garg, Co-Founder and CFO.  “In addition, over the past month alone we have completed three major transactions providing us with access to working capital that will support the execution of our new product and corporate development plans.”

“We continue to be very pleased with the success of our direct-to-consumer marketing,” said Raza Khan, Co-Founder and President.  “We have made major strides in improving the efficiency of our marketing programs while originating record levels of loans in this important back-to-school quarter.  As one of the fastest growing companies in the student lending sector, we are well on our way to reaching our goals for fiscal 2008 and beyond.”

Results of Operations - Fiscal 2008 First Quarter
Total operating revenue increased 132% in the fiscal 2008 first quarter to $3.0 million, driven by the increase in subscription and service revenue generated by the Company's Embark subsidiary, which was acquired during the quarter ended March 31, 2007; higher origination processing fees generated by the growth in origination of Preprime loans; interest income from the growth of the Company’s Federal student loan portfolio; and interest income on the residual interest from the Company’s June 2007 private loan securitization.

Total operating expenses in the fiscal 2008 first quarter were $13.3 million. The Company spent approximately $2 million in this quarter to help its Embark subsidiary build and launch the Embark.com platform and its popular Facebook™ application. Excluding the expense for the build out of the Embark platform, core operating expense was $11.3 million in the fiscal 2008 first quarter versus $9.7 million in the fiscal 2007 first quarter, representing an increase of approximately 15% while driving a 174% increase in loan originations.

“We are particularly pleased with the results for this quarter as we are starting to demonstrate the great leverage we have built into the origination model. Our investments in technology and brand building are starting to pay off as we scale and our loan originations grow at a substantially higher rate than our expenses,” noted Edwin McGuinn, Chairman and CEO.

Other income for the fiscal 2008 first quarter includes securitization income of $4.1 million associated with the sale of the second pool of loans to the securitization Trust which was established at the time of Company's first securitization in June 2007.

Net loss after preferred stock dividends was $10.8 million, or $0.42 per share, for the quarter ended September 30, 2007, compared to a net loss of $11.7 million, or $0.67 per share, for the quarter ending September 30, 2006.

Recent Accomplishments
During the past several months, MRU has achieved many accomplishments:

•
Assembled a world class executive team to drive the execution of its strategic growth plan.  The Company has created and filled two critical leadership positions, with Jonathan Coblentz as treasurer and head of capital markets and John P. Derham as chief marketing officer.

•
Reached a new milestone with the origination of approximately $130 million of student loans in a single quarter for the fiscal 2008 first quarter; 174% more than the volume originated in the fiscal 2007 first quarter.

•
Completed its first securitization of $200 million in private student loans in June 2007, with a portion of the loans being sold to the securitization Trust at a premium in the fiscal 2007 fourth quarter, generating a gain of $16.2 million.  During the fiscal 2008 first quarter the second pool of loans was sold to the securitization Trust generating a gain of $4.1 million.

•
Created a financing structure for its residual interest from the securitization and raised additional working capital of $11.2 million in October 2007 through the issuance of notes pledged against the book value of the residual.

•
Completed a private placement (PIPE) of approximately 5.2 million shares of MRU common stock and raised approximately $24.4 million in November 2007.  Common stock outstanding increased to approximately 31.2 million shares as a result of this transaction.

•	Secured a multi-year $200 million revolving credit facility in November 2007 from a major European commercial bank for the origination, purchase and warehousing of Prime and Preprime student loans.

•	Met the NASDAQ requirements in July 2007 to be upgraded to list its securities on The NASDAQ Global Market, enhancing its visibility through inclusion in the NASDAQ Global Market Composite Index.

Loan Origination Outlook
As previously reported, MRU expects to originate approximately $365 million in private and federal student loans in the fiscal year ending June 30, 2008 and approximately $630 million for the fiscal year ending June 30, 2009.

Quarterly Report on Form 10-Q
Additional information about MRU and its performance during the fiscal 2008 first quarter is available in the Quarterly Report on Form 10-Q filed by the Company with the SEC today.

In September 2007, the Company announced that as a result of a review by management of the data considered in deriving the value of the warrants issued to Nomura Credit & Capital Inc. in 2005, it has determined that a restatement was required to attribute appropriate value to the warrants. The Company has restated its annual SEC filings for fiscal 2005 and fiscal 2006 and intends to restate the relevant quarterly SEC filings for the affected fiscal 2007 periods as it files its quarterly results during fiscal 2008. Therefore, the Form 10-Q filed today reflects the restatement for the fiscal 2007 first quarter.  The net loss for fiscal 2007 first quarter increased by $0.5 million, or $0.03 per share, as a result of the restatement.  This restatement had no material impact on the Company's operations or cash flow.  A full description of the restatement is presented in the footnotes to the Company's financial statements in the Form 10-Q for the fiscal 2008 first quarter.

About MRU Holdings, Inc.
MRU Holdings, Inc. (NASDAQ: UNCL) is a publicly traded specialty finance company that provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The Company has a renowned brand name "MyRichUncle™" and highly scalable origination infrastructure. The Company utilizes these assets to provide private and federal loans to students. MRU distinguishes itself from the competition as it does not take a "one-size fits all" approach to designing student loan products, allowing itself and its marketing partners to create a student loan offering that directly addresses their specific customer needs. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com.

About MyRichUncle
From its inception in 2000, MyRichUncle has been at the forefront of innovation for education finance, most recently focusing on the growth market of student loans.  Since the launch of its student loan program in the summer of 2005, MyRichUncle has originated over $350 million private and federal student loans using its breakthrough underwriting platforms and innovative technology to deliver competitively priced products and services to borrowers.  In May 2006, the Company launched Preprime™, the first and only student loan that allows students to qualify for loans based on individual merit, rather than credit history alone.  In June 2006, MyRichUncle launched its Federal student loans with upfront interest rate reductions at repayment.  Dedicated to reshaping the student loan industry to function in the best interests of the students, founders Vishal Garg and Raza Khan and their team are committed to delivering the most innovative solutions for their customers.  The Company and its founders have been recognized by Fast Company’s Fast 50 (2006) and listed among BusinessWeek.com’s Tech’s Best Young Entrepreneurs (2006).  For more information, visit http://www.myrichuncle.com.

Safe Harbor Statement
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company’s results of operations and/or its financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in the Company’s business, as disclosed by the risk factors contained in the Company's Annual Report on 10-KSB for the fiscal year ended June 30, 2007.  The Company cautions that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The forward-looking statements contained herein are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Investor Inquiries: Denise Gillen, Vice President of Investor Relations
212-836-4165; dgillen@mruholdings.com

Media Inquiries: Karin Pellmann, Vice President of Public Relations
212-444-7541; kpellmann@mruholdings.com

MRU HOLDINGS, INC. AND SUBSIDIARIES	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

MRU HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	Three Months Ended
	September 30,
	2007	2006
		(Restated)

OPERATING REVENUE:
Interest Income - Residual Interest	$339,128	$0
Referral Income - private student loans	0	63
Master Oversight Fee	26,408	0
Loan portfolio interest income - private student loans	721,882	1,112,631
Loan portfolio interest income - federal student loans	163,548	9,372
Origination fee revenue - private loans	0	19,647
Origination processing fees	340,397	140,194
Late payment fee revenue	649	190
Subscription and service revenue	1,401,992	6,250

Total Operating Revenue	2,994,003	1,288,347

COST OF REVENUES
Referral marketing costs - private student loans	415,613	229,455
Facility interest and origination bank costs	989,794	885,392
Valuation reserve provision - private student loans	2,091,861	1,695,455
Consulting and hosting	43,000	11,250
Cost of subscription and service revenue	394,228	0
Servicing and custodial costs	81,614	56,174

Total Cost of Revenues	4,016,110	2,877,726

GROSS (LOSS)	(1,022,107)	(1,589,379)

OPERATING EXPENSES
Corporate general and administrative expenses	4,064,332	1,836,004
Sales and marketing expenses	5,643,110	4,346,968
Operations expenses	1,709,470	1,316,015
Technology development	1,081,308	631,495
Legal expenses	185,094	89,357
Other operating expenses	178,333	87,230
Depreciation and amortization (1)	352,456	1,393,334

Total Operating Expenses	13,214,103	9,700,403

OPERATING (LOSS)	(14,236,210)	(11,289,782)

OTHER INCOME/(EXPENSE)
Securitization Income	4,065,582	0
Interest income	103,455	171,101
Interest expense	(4,562)	(279)
Other non-operating income	0	1,071

Total Other Income/(Expense)	4,164,475	171,893

(LOSS) BEFORE PROVISION FOR INCOME TAXES	(10,071,735)	(11,117,889)
Provision for income taxes	0	0

NET (LOSS)	$(10,071,735)	$(11,117,889)

LESS PREFERRED STOCK DIVIDEND	(729,962)	(601,072)

NET (LOSS) APPLICABLE TO COMMON SHARES	$(10,801,697)	$(11,718,961)

NET (LOSS) PER BASIC AND DILUTED SHARES	$(0.42)	$(0.67)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	25,831,203	17,617,449

(1)  Three-months ended September 30, 2006 restated to include $507 thousand of amortization expense relating to warrants issued to Nomura in 2005.